EXHIBIT 1

                          BENCHMARK ELECTRONICS, INC.

                                      AND

                        HARRIS TRUST AND SAVINGS BANK,

                                AS RIGHTS AGENT

                               ----------------

                               RIGHTS AGREEMENT

                         DATED AS OF DECEMBER 11, 1998
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                               TABLE OF CONTENTS


Section 1.  CERTAIN DEFINITIONS............................................... 1

Section 2.  APPOINTMENT OF RIGHTS AGENT....................................... 7

Section 3.  ISSUE OF RIGHTS CERTIFICATES...................................... 7

Section 4.  FORM OF RIGHTS CERTIFICATES....................................... 9

Section 5.  COUNTERSIGNATURE AND REGISTRATION................................. 9

Section 6.  TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHTS
            CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS
            CERTIFICATES......................................................10

Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.....11

Section 8.  CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES...............13

Section 9.  RESERVATION AND AVAILABILITY OF CAPITAL STOCK.....................13

Section 10. PREFERRED STOCK RECORD DATE.......................................14

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number
            of Rights.........................................................15

Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES........23

Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING
            POWER.............................................................23

Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES...........................26

Section 15. RIGHTS OF ACTION..................................................27

Section 16. AGREEMENT OF RIGHTS HOLDERS.......................................27

Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER................28

Section 18. CONCERNING THE RIGHTS AGENT.......................................28

Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.........29

Section 20. DUTIES OF RIGHTS AGENT............................................29

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Section 21. CHANGE OF RIGHTS AGENT............................................32

Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES...............................32

Section 23. REDEMPTION AND TERMINATION........................................33

Section 24. EXCHANGE..........................................................34

Section 25. NOTICE OF CERTAIN EVENTS..........................................35

Section 26. NOTICES...........................................................36

Section 27. SUPPLEMENTS AND AMENDMENTS........................................36

Section 28. SUCCESSORS........................................................37

Section 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC.........37

Section 30. BENEFITS OF THIS AGREEMENT........................................38

Section 31. SEVERABILITY......................................................38

Section 32. GOVERNING LAW AND CONSENT TO JURISDICTION.........................38

Section 33. COUNTERPARTS......................................................38

Section 34. DESCRIPTIVE HEADINGS..............................................39


Exhibit A - Form of Resolution Establishing and Designating Series A Cumulative
            Junior Participating Preferred Stock

Exhibit B - Form of Rights Certificate

Exhibit C - Summary of Rights to Purchase Preferred Stock

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                                RIGHTS AGREEMENT

            This Rights Agreement, dated as of December 11, 1998 (the "Agreement"), between Benchmark Electronics, Inc., a Texas corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent"),

                             W I T N E S S E T H:

            WHEREAS, on December 11, 1998 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right (a "Right") for each share of Common Stock (as defined below) of the Company outstanding at the Close of Business on December 21, 1998 (the "Record Date"), each Right representing the right to purchase one one-thousandth (subject to adjustment) of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); PROVIDED, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

            "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include any Exempt Person; PROVIDED, however, (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" became such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an "Acquiring Person"; (ii) if, as of the date hereof or prior to the first public announcement of the adoption of this Agreement, any Person is or becomes the Beneficial Owner of 15% or more of the shares of Common Stock outstanding, such Person shall not be deemed to be or to become an "Acquiring Person" unless and until such time as
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such Person shall, after the first public announcement of the adoption of this
Agreement, become the Beneficial Owner of additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; and (iii) no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding, PROVIDED, however, that if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an "Acquiring Person" unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 15% or more of the shares of Common Stock then outstanding. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

            "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) hereof.

            "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

            A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

            (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); PROVIDED, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph
      (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not also then reportable by such Person on
      Schedule 13D under the Exchange Act (or any comparable or successor report);

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            (ii) that such Person or any of such Person's Affiliates or
      Associates, directly or indirectly, has the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; PROVIDED, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or
      Section 22 hereof (collectively, the "Original Rights") or pursuant to
      Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; or

            (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company;

PROVIDED, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired or to be acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Texas or the State of New York or the State of Illinois are authorized or obligated by law or executive order to close.

            "Close of Business" on any given date shall mean 5:00 p.m., Houston, Texas time, on such date; PROVIDED, however, that if such date is not a Business Day, it shall mean 5:00 p.m., Houston, Texas time, on the next succeeding Business Day.

            "Closing Price" of a security for any day shall mean the last sales price, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, the last

                                    -3-
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quoted sales price on such day or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other system then in use or, if on such day such security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on such day no market maker is making a market in such security, the fair value of such security on such day as determined in good faith by the Board of Directors of the Company shall be deemed to constitute the Closing Price.

            "Common Stock" shall mean the common stock, par value $0.10 per share, of the Company, except that "Common Stock" when used with reference to stock issued by any Person other than the Company shall mean the capital stock of such Person with the greatest voting power to control or direct the management of such Person, or the equity securities or other equity interest having power to control or direct the management, of such Person.

            "Common Stock Equivalents" shall have the meaning set forth in
Section 11(a)(iii) hereof.

            "Company" shall mean the Person named as the "Company" in the preamble of this Agreement until a successor Person shall have become such or until a Principal Party thereafter shall be liable for and shall assume all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person or Principal Party.

            "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

            "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

            "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth day (or, in connection with a Permitted Offer only, such later date as may be determined by the Company's Board of Directors before the Distribution Date occurs) after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors before the Distribution Date occurs) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of such Person (other than an Exempt Person) to commence, a tender or exchange offer, if upon consummation thereof, such Person would be an Acquiring Person. The Board of Directors of the Company may, if deferral is allowed in clause (i) or (ii) of the preceding sentence, defer the date set forth in such clause, as applicable, to a specified later date or an unspecified later date to be determined by a subsequent action or event.

            "Equivalent Preferred Stock" shall have the meaning set forth in
Section 11(b) hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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            "Exchange Ratio" shall have the meaning set forth in Section 24(a)
hereof.

            "Exempt Person" shall mean the Company, any Subsidiary of the Company, any employee stock ownership plan, employee benefit plan or other compensation program or arrangement of the Company or of any Subsidiary of the Company, any Person holding Common Stock for or pursuant to any such plan, program or arrangement, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan, program or arrangement during the time such Person acts in such capacity.

            "Expiration Date" shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof, (iii) the time the Rights are exchanged as provided in
Section 24 hereof, and (iv) the time at which the Rights expire pursuant to
Section 13(d) hereof.

            "Final Expiration Date" shall mean the Close of Business on December 11, 2008.

            "Flip-In Event" shall mean an event described in Section 11(a)(ii) hereof.

            "Flip-In Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

            "Flip-Over Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

            "NASDAQ" shall mean The NASDAQ Stock Market.

            "Original Rights" shall have the meaning set forth in the definition of "Beneficial Owner."

            "Permitted Offer" shall mean a tender offer or an exchange offer for all outstanding shares of Common Stock determined by at least a majority of the members of the Board of Directors who are not officers or employees of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price and on terms that are fair to shareholders (taking into account all factors that such members of the Board deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and
(b) otherwise in the best interests of the Company and its shareholders. In considering whether the condition set forth in (b) above is satisfied, the Board of Directors may take into account the factors set forth in Article 13.06 of the Texas Business Corporation Act as in effect on the date of this Agreement and any other factors it deems relevant.

            "Person" shall mean any individual, firm, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity and shall include any successor (by merger or otherwise) of any of the foregoing.

                                    -5-
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            "Preferred Stock" shall mean shares of Series A Cumulative Junior
Participating Preferred Stock, par value $0.10 per share, of the Company having the rights, powers and preferences set forth in the form of Resolution Establishing and Designating Series A Cumulative Junior Participating Preferred Stock attached hereto as Exhibit A and, to the extent that there is not a sufficient number of shares of Series A Cumulative Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock, par value $0.10 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Cumulative Junior Participating Preferred Stock.

            "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

            "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

            "Record Date" shall have the meaning set forth in the recitals clause at the beginning of this Agreement.

            "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

            "Rights" shall have the meaning set forth in the recitals clause at the beginning of this Agreement.

            "Rights Agent" shall mean the Person named as the "Rights Agent" in the preamble of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof, and thereafter "Rights Agent" shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, "Rights Agent" shall mean and include each such Person.

            "Rights Certificates" shall mean the rights certificates evidencing the Rights after the Distribution Date.

            "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals clause at the beginning of this Agreement.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

            "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

            "Subsidiary" shall mean, with reference to any Person, any corporation or other Person of which an amount of voting securities or other ownership interests having ordinary voting

                                    -6-
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power sufficient to elect at least a majority of the directors or other persons performing similar functions is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

            "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

            "Summary of Rights" shall mean the Summary of Rights to Purchase Preferred Stock sent pursuant to Section 3(b) hereof.

            "Trading Day" with respect to a security shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

            "Triggering Event" shall mean any Flip-In Event or any Flip-Over Event.

            Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

            Section 3.  ISSUE OF RIGHTS CERTIFICATES.

            (a) Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, and at the expense of the Company, send) by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more Rights Certificates, evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

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            (b) As promptly as practicable following the Record Date, the
Company will send (or cause the Rights Agent, at the expense of the Company, to send) a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C, by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date or the earlier surrender for transfer thereof or the Expiration Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates for Common Stock together with a copy of the Summary of Rights, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any of the certificates for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

            (c) Rights shall be issued in respect of all shares of Common Stock that are issued or sold by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for shares of Common Stock that shall so become outstanding or shall be transferred or exchanged after the Record Date but prior to the earlier of the Distribution Date or the expiration or redemption of the Rights shall also be deemed to be certificates for Rights, and shall bear the following legend:

            This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Benchmark Electronics, Inc. (the "Company") and Harris Trust and Savings Bank (the "Rights Agent") dated as of December 11, 1998 as it may from time to time be supplemented or amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of any such Person or by any subsequent holder, will become null and void and will no longer be transferrable.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the expiration or redemption of the Rights, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and registered holders of Common Stock shall also be the registered holders of the associated Rights,

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and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.

      Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

            Section 4. FORM OF RIGHTS CERTIFICATES. The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Agreement, the Rights Certificates, whenever issued, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

            Section 5.  COUNTERSIGNATURE AND REGISTRATION.

            (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

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            (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

            Section 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

            (a) Subject to the provisions of Section 7(e), Section 13(d),
Section 14 and Section 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or of the Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 7(e), Section 13(d),
Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.

            (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, completion and signature of the certificate contained in the form of assignment on the reverse side of such Rights Certificate (or a separate certificate in the same form) and the receipt by the Company of such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or the Affiliates or Associates thereof as the Company shall reasonably request and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

            Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

            (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly completed and executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Expiration Date and (ii) the time at which all outstanding Rights are exchanged as provided in Section 24 hereof.

            (b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $155, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

            (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the total number of shares of Preferred Stock issued upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof,
(iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified check, cashiers or official bank check or bank draft payable to the order of the Company or the Rights Agent. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, then, to the fullest extent permissible under applicable law and regulations, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

            (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

            (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-In Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person,
(ii) a direct or indirect transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a direct or indirect transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person's becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person or such Affiliate or Associate to holders of equity interests in such Acquiring Person or such Affiliate or Associate or to any Person with whom such Acquiring Person or such Affiliate or Associate has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become absolutely null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. From and after the Flip-In Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations or identifications with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

            (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of a Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

            Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

            Section 9.  RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

            (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights prior to the occurrence of a Triggering Event. The Company further covenants and agrees that, following the occurrence of a Triggering Event, it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares held in its treasury, the number of shares of Common Stock required to be issued pursuant to the Rights and also to cause to be reserved and kept available other securities as may be required to be issued pursuant to the Rights.

            (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

            (c) The Company shall use its best efforts to (i) prepare and file, as soon as practicable following the first occurrence of a Flip-In Event or, if applicable, as soon as practicable following the earliest date after the first occurrence of a Flip-In Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement (including in accordance with Section 11(a)(iii) hereof), a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or

"blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. In addition, if the Company shall determine that the Securities Act requires an effective registration statement under the Securities Act following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as such a registration statement has been declared effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or any required registration statement shall not have been declared effective.

            (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

            (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

            Section 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares (fractional or otherwise) of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; PROVIDED, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

            Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares or other securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a)(i)In the event the Company shall at any time after the Rights Dividend Declaration Date (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                  (ii) Subject to Section 24 of this Agreement, in the event any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person(a "Flip-In Event"), unless the event causing such Person to become an Acquiring Person is (1) a transaction set forth in Section 13(a) hereof or (2) an acquisition of shares of Common Stock pursuant to a Permitted Offer, then, following the occurrence of the Flip-In Event each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-In Event and (y) dividing that product (which product, following such first occurrence, shall thereafter be the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares"); PROVIDED that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence.

                  (iii) In the event that (a) the number of shares of Common Stock that are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this
      Section 11(a), or (b) the quotient (the "Quotient") obtained by dividing the Purchase Price by the number of Adjustment Shares issuable upon exercise of a Right is less than the then par value per share of Common Stock, the Company shall, to the extent permitted by applicable law and regulation, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (computed using the Current Market Price used to determine the number of Adjustment Shares) (the "Current Value") over (2) the Purchase Price (such excess is herein referred to as the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon the exercise of the Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units or fractions of shares, of preferred stock, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors of the Company to have substantially the same value as shares of Common Stock (such shares of preferred stock are herein referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; PROVIDED, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Flip-In Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Flip-In Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that (a) sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights or (b) a reduction in the par value per share of Common Stock to an amount that is equal to or less than the Quotient could be authorized, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Flip-In Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares or for the reduction of such par value, as the case may be (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or reduction of par value and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this
      Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Flip-In Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

            (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the

Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock; PROVIDED, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

            (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock of a Person on any date shall be deemed to be the average of the daily Closing Prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; PROVIDED, however, that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement of (A) a dividend or distribution on such Common Stock other than a regular quarterly cash dividend or the dividend of the Rights or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend or ex-distribution trading. If the Common Stock is not publicly held or listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (ii) For the purpose of any computation hereunder, the "Current Market Price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in such manner or if the Preferred Stock is not publicly held or listed or traded, the "Current Market Price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to the then applicable Adjustment Number (as defined in and determined in accordance with the Statement of Resolutions Establishing the Series A Cumulative Junior Participating Preferred Stock) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-thousandth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 1,000.

            (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be.

            (f) If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b),
(c), (e), (f), (g), (h), (i), (j), (k) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

            (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

            (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections

11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

            (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one-thousandths of a share that were expressed in the initial Rights Certificates issued hereunder.

            (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value or stated value, if any, of the number of one one-thousandths of a share of Preferred Stock or of the number of shares of Common Stock or other securities issuable upon exercise of a Right, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock or such number of shares of Common Stock or other securities at such adjusted Purchase Price.

            (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock or the number of shares of Common Stock or other securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock, number of shares of Common Stock and other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

            (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11 hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

            (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into or be acquired pursuant to a share exchange by any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (iii) sell, lease or transfer (or permit one or more Subsidiaries to sell, lease or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies and all of which together comply with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, share exchange, sale, lease or transfer there are any rights, warrants or other instruments or securities of the Company or any other Person outstanding or agreements, arrangements or understandings in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, share exchange, sale, lease or transfer, the shareholders or other equity owners of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (z) the identity, form or nature of organization of the Principal Party (including without limitation the determination of the Principal Party that would be made as a result of the Company's entering into one or a series of consolidations, mergers, share exchanges, sales, leases or transfers with more than one party) would preclude or limit the exercise of Rights or otherwise diminish substantially or eliminate the benefits intended to be afforded by the Rights.

            (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if the purpose of such action is to, or if at the time such action is taken it is reasonably foreseeable that such action will, diminish substantially or eliminate the benefits intended to be afforded by the Rights.

            (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) otherwise reclassify the outstanding shares of Common Stock, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction (the "Adjustment Fraction") the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. In lieu of such adjustment in the number of Rights associated with one share of Common Stock, the Company may elect to adjust the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of one Right and the Purchase Price. If the Company makes such election, the number of Rights associated with one share of Common Stock shall remain unchanged, and the number of one one-thousandths of a share of Preferred Stock purchasable upon exercise of one Right and the Purchase Price shall be proportionately adjusted so that (i) the number of one one-thousandths of a share of Preferred Stock purchasable upon exercise of a Right following such adjustment shall equal the product of the number of one one-thousandths of a share of Preferred Stock purchasable upon exercise of a Right immediately prior to such adjustment multiplied by the Adjustment Fraction and (ii) the Purchase Price following such adjustment shall equal the product of the Purchase Price immediately prior to such adjustment multiplied by the Adjustment Fraction. In the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date declare a dividend or other distribution on the outstanding shares of Common Stock payable in securities which are convertible into, exchangeable for or which otherwise represent the right to acquire shares of Common Stock, equitable adjustments in the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be made as deemed appropriate by the Board.

            Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

            Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

            (a) In the event that, on or after the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, or the Company shall be party to a share exchange, and, in connection with such consolidation or merger or share exchange, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or (z) the Company shall sell, lease or otherwise transfer (or one or more of its Subsidiaries shall sell, lease or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company or any combination thereof in one or more transactions each of which complies, and all of which together comply, with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) on and after the Distribution Date, each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-Over Event (or, if a Flip-In Event has occurred prior to the first occurrence of a Flip-Over Event, multiplying the number of such one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-In Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Flip-Over Event, shall be the Purchase Price for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Flip-Over Event;
(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Flip-Over Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Flip-Over Event.

            (b)   "Principal Party" shall mean

            (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation or share exchange, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that survives such consolidation or is the other party to the merger and survives such merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives); and

            (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred, or if the Person receiving the greatest portion of the assets or earning power cannot be determined, the Person the Common Stock of which has the greatest aggregate market value;

PROVIDED, however, that in any such case, if (1) such Person is a direct or indirect Subsidiary of another Person, "Principal Party" shall refer to such other Person; (2) such Person is a Subsidiary, directly or indirectly, of more than one Person, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and
(3) such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

            (c) The Company shall not consummate any Flip-Over Event unless (x) each such Principal Party (or Person that may become a Principal Party as a result of such Flip-Over Event) shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and
(y) prior thereto the Company and each such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of such Flip-Over Event, each such Principal Party at its own expense will

            (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

            (ii) take such action as may be appropriate under or to ensure compliance with, the securities or "blue sky" laws of such jurisdictions in connection with the Rights and the securities purchasable upon exercise of the Rights;

            (iii) use its best efforts, if the Common Stock of the Principal Party is or shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other transaction reporting system then in use;

            (iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

            (v) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable as described in Section 13(a).

            (d) Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

            Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

            (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date, unless the Company elects to utilize the first sentence of Section 11(p) hereof, or to distribute Rights Certificates or scrip evidencing fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Closing Price of one Right for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

            (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than, except as provided in the last sentence of Section 7(c) hereof, fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates or scrip evidencing fractional shares of Preferred Stock (other than, except as provided in the last sentence of Section 7(c) hereof, fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company in its sole discretion, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of one one-thousandth of the Closing Price of a share of Preferred Stock for the Trading Day immediately prior to the date of such exercise.

            (c) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates or scrip evidencing fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Closing Price of one share of Common Stock for the Trading Day immediately prior to the date of such exercise.

            (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

            Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) and, where applicable, the Company; and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in (or, prior to the Distribution Date, the Common Stock) the manner provided therein and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to the extent not prohibited by applicable law and regulations to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. After a Triggering Event, holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

            Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that it accepts the terms and conditions of this Agreement and the Rights Certificates and, without limiting the generality of the foregoing, that:

            (a) prior to the Distribution Date, the Rights will not be evidenced by Rights Certificates and will be transferable only in connection with the transfer of Common Stock;

            (b) after the Distribution Date, the Rights Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the form of assignment set forth on the reverse side thereof and the certificate contained therein duly completed and fully executed;

            (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be affected by any notice to the contrary; and

            (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

            Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company that may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

            Section 18. CONCERNING THE RIGHTS AGENT.

            (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other reasonable disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises arising therefrom, directly or indirectly. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

            (b) The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it, after proper inquiry or examination, to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons.

            (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage, regardless of the form of action.

            Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
AGENT.

            (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

            (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

            Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

            (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to its countersignature on such Rights Certificates), or be required to verify the same but all such statements and recitals are and shall be deemed to have been made by the Company only.

            (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of actual knowledge of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or Common Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

            (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

            (h) Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless such officer shall have consented in writing to an earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

            (i) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

            (j) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct; PROVIDED, however, that reasonable care was exercised in the selection and continued employment thereof.

            (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

            (l) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

            (m) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

            Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing to the Company, and to each transfer agent of the Common Stock and the Preferred Stock, by registered or certified mail, and, at the expense of the Company, to the holders, if any, of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

            Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement granted or awarded on or prior to the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company on or prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, however, that (i) no such Rights Certificate shall be issued and/or none of the Rights that would be evidenced by the Rights Certificates will be granted if, and to the extent that, the Company shall be advised by counsel that such issuance or such grant would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

            Section 23. REDEMPTION AND TERMINATION.

            (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date) and (ii) the Final Expiration Date cause the Company to redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted, if necessary, to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); PROVIDED, however, that the Rights may not be redeemed following any merger to which the Company is a party that (i) occurs after a Flip-In Event has occurred and (ii) was not approved by the shareholders of the Company at a shareholders' meeting. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-In Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

            (b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the redemption of the Rights (which action may be conditioned on the occurrence of one or more events or on the existence of one or more facts or may be effective at some future time), evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the effectiveness of the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Company for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. The failure to give notice as set forth above shall not affect the validity of the redemption of the Rights.

            Section 24. EXCHANGE.

            (a) The Board of Directors of the Company may, at its option, at any time and from time to time after the first occurrence of a Flip-In Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock or Common Stock Equivalents or any combination thereof, at an exchange ratio of one share of Common Stock, or such number of Common Stock Equivalents or units representing fractions thereof as would be deemed to have the same value as one share of Common Stock, per Right, appropriately adjusted, if necessary, to reflect any stock split, stock dividend or similar transaction occurring after the Rights Dividend Declaration Date (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors may not effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

            (b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to and in accordance with subsection (a) of this Section 24 (which action may be conditioned on the occurrence of one or more events or on the existence of one or more facts or may be effective at some future time) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock and/or Common Stock Equivalents equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; PROVIDED, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock and/or Common Stock Equivalents for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected as nearly pro rata as possible based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

            (c) In the event that the number of shares of Common Stock that are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company may, at its option, to the fullest extent permitted by applicable law and regulations, take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

            (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates or scrip evidencing fractional shares of Common Stock. If the Company elects not to issue fractional shares, then in lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of Rights with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the value of a whole share of Common Stock. For purposes of this
Section 24, the value of a whole share of Common Stock shall be the Closing Price per share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

            Section 25. NOTICE OF CERTAIN EVENTS.

            (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale, lease or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies and all of which together comply with Section 11(o) hereof), or
(v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to be acquired pursuant to a share exchange, then, in each such case, the Company shall give to each holder of record of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

            (b) In case any Flip-In Event shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

            Section 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made (i) when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), (ii) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (iii) on the date of receipt if sent by registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

            Benchmark Electronics, Inc.
            3000 Technology Drive
            Angleton, Texas  77515
            Attention:  Corporate Secretary
            Telephone No.: (409) 849-6550
            Facsimile No.:  (409) 848-5269

Subject to provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made (i) when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), (ii) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (iii) on the date of receipt if sent by registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

            Harris Trust and Savings Bank
            700 Louisiana Street
            Suite 3350
            Houston, Texas 77002
            Attention: Lorraine Rodewald
            Telephone No.: (713) 546-9706
            Facsimile No.:  (713) 223-0674

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

            Section 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may in its sole and absolute discretion and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not materially adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); PROVIDED, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than any Acquiring Person and its Affiliates and Associates). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; PROVIDED, however, that the Rights Agent may, but shall not be obligated to, enter into any such supplement or amendment that adversely affects the Rights Agent's own rights, duties or immunities under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the Redemption Price. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

            Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            Section 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof. The Board of Directors of the Company (or, as set forth herein, certain specified members thereof) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights unless such liability is otherwise required to be imposed by applicable law, regulations or the Company's restated articles of incorporation.

            Section 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

            Section 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be absolutely null, invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be absolutely null, invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors of the Company. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire Board of Directors of the Company is held by a court of competent jurisdiction or other authority to be absolutely null, invalid, void or unenforceable, such determination shall then be made by the entire Board of Directors of the Company.

            Section 32. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. The Company, the Rights Agent and each holder of a Right by accepting same agrees that any suit, action or other proceeding arising out of this Agreement (including without limitation any request that any Person take any action in connection with this Agreement) initiated by any of the foregoing Persons shall be brought and litigated only in the State or Federal courts located in the State of Texas, and each of such Persons hereby waives any claim it may have that such court is an inconvenient forum for the purposes of any such suit, action or other proceeding, or that such court does not have personal jurisdiction, or that venue is not proper in any suit, action or other proceeding brought in such court, or that reasonable service of process has not been effected in any suit, action or other proceeding brought in such court.

            Section 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                             BENCHMARK ELECTRONICS, INC.


/S/ LENORA A. GURTON                By /S/ DONALD E. NIGBOR
Name: Lenora A.  Gurton             Name: Donald E.  Nigbor
Title:   Secretary                  Title:   President


Attest:                             HARRIS TRUST AND SAVINGS BANK,
                                    as Rights Agent


/S/ RAY G. ROSENBAUM                By /S/ LORRAINE RODEWALD
Name:  Ray G. Rosenbaum             Name:  Lorraine Rodewald
Title: Vice President               Title:   Assistant Vice President

                                                                     EXHIBIT A

   Form of Statement of Resolution Establishing a Series of Preferred Stock

                         BENCHMARK ELECTRONICS, INC.

                     ------------------------------------

                           STATEMENT OF RESOLUTION
                       ESTABLISHING A SERIES OF SHARES

                       Pursuant to Article 2.13 of the
                          Texas Business Corporation

                     ------------------------------------

                   Series A Cumulative Junior Participating
                  Preferred Stock, Par Value $.10 per share

            Benchmark Electronics, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act and authority expressly vested in the Board of Directors of the Corporation by its Articles of Incorporation, as amended, hereby submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the designations, preferences, limitations and relative rights thereof:

                                   ARTICLE I

            The name of the corporation is Benchmark Electronics, Inc.

                                  ARTICLE II

            The following recitals and resolutions, establishing and designating a series of shares and fixing and determining the designating preferences, limitations and relative rights thereof, were duly adopted by the Board of Directors of the Corporation on December 11, 1998:

            WHEREAS, Section 4.1 of the Articles of Incorporation, as amended, of the Corporation authorizes 30,000,000 shares of a class of common stock, par value $.10 per share ("Common Stock"), issuable from time to time, and 5,000,000 shares of a class of preferred stock, par value $.10 per share ("Preferred Stock"), issuable from time to time in one or more series; and

            WHEREAS, pursuant to Section 4.2 of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation is authorized to fix and determine the designation, preferences, limitations and relative rights of any series of preferred stock and to fix the number of shares constituting such series and to increase or decrease the number of shares of any such series (but not below the number of shares than outstanding); and

            WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority described above, to establish a series of preferred stock and to fix and determine the designation, preferences, limitations and relative rights thereof;

            NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby establishes a series of preferred stock of the Corporation and fixes and determines the designation, preferences, limitations and relative rights thereof as follows:

            1. ESTABLISHMENT AND DESIGNATION OF SERIES. There is hereby established, out of the authorized but unissued shares of Preferred Stock of the Corporation, a series of Preferred Stock to be designated "Series A Cumulative Junior Participating Preferred Stock" (the "Series A Preferred Stock"), to consist of an aggregate of 30,000 shares and to have the preferences, limitations and relative rights set forth herein.

            2. DIVIDENDS. (A) The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor, subject to the prior and superior rights of the holders of any other shares of any series of Preferred Stock ranking senior to the shares of Series A Preferred Stock as to dividends, but in preference to the holders of the Common Stock, and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, cumulative preferential dividends per share of Series A Preferred Stock payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.25 or (b) subject to the provision for adjustment hereinafter set forth, the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The "Adjustment Number" shall initially be 1,000. In the event the Corporation shall at any time after December 11, 1998
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

            (C) Each dividend on the Series A Preferred Stock shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any Quarterly Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. No dividend may be declared on any other series or class of stock ranking on a parity with the Series A Preferred Stock as to dividends in respect of any dividend period, unless there shall also be or have been declared on the Series A Preferred Stock like dividends for all periods in the amounts provided therefor in paragraph 2(A) above. In the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment, the Corporation may not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or retirement of, the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or distributions of assets on liquidation, dissolution or winding up of the Corporation (other than, in the case of dividends or distributions, dividends or distributions paid in shares of Common Stock or such other junior ranking stock), until full cumulative dividends on the Series A Preferred Stock are declared and paid or set apart for payment. Further, the Corporation shall not declare a dividend or distribution on the Common Stock unless it also declares a dividend or distribution on the Series A Preferred Stock as provided in paragraph 2(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            3. REDEMPTION. (A) The Corporation, at its option, may redeem shares of Series A Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with accrued and unpaid dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or
(B) any subdivision,
combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend or ex-distribution trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a business day.

            (B) In case of the redemption of only part of the Series A Preferred Stock at the time outstanding, such redemption shall be made pro rata, provided, however, that the Corporation shall not be required to effect the redemption in any manner that results in fractional shares being outstanding (unless immediately prior to such time fractional shares were outstanding, in which case the Corporation shall not be required to effect the redemption in any manner that results in fractions of shares, other than one-thousandths of shares, being outstanding); if full cumulative dividends shall not have been paid or declared and set apart for payment for all quarterly dividends to and including the last Quarterly Dividend Payment Date prior to the date fixed for redemption, the Corporation shall not:

                  (i) call for redemption (except for redemptions in accordance with subparagraph 3(B)(iii) below) any shares of Series A Preferred Stock unless all such shares then outstanding are called for simultaneous redemption; or

                  (ii) redeem or purchase or otherwise acquire (except for
            redemptions, purchases or acquisitions in accordance with subparagraph 3(B)(iii) below) for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to Series A Preferred Stock; or

                  (iii) redeem or purchase or otherwise acquire (except for
            redemptions, purchases or acquisitions in accordance with subparagraphs 3(B)(i) and 3(B)(ii) above) for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares of parity stock and Series A Preferred Stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (C) Notice of any proposed redemption of Series A Preferred Stock shall be given by the Corporation not less than 10 days nor more than 60 days prior to the date fixed for such redemption to each holder of record of the shares to be redeemed at his address appearing on the books of the Corporation. Notice of redemption shall be deemed to have been given when deposited in the United States mails, by first class mail, whether or not such notice is actually received. If on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate representing shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares of Series A Preferred Stock so called for redemption shall forthwith at the Close of Business on such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed plus an amount equal to accrued and unpaid dividends (whether or not declared) up to the date fixed for redemption, but without interest thereon.

            (D) The Corporation may, however, prior to the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of the shares of Series A Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of any state thereof, having its principal office located in the continental United States, and having a capital, surplus and undivided profits aggregating at least $50 million, designated in such notice of redemption, all funds necessary for such redemption (including accrued and unpaid dividends up to the date fixed for redemption), together with irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Corporation, to cause the notice of redemption to be mailed as herein provided at least 15 days but not more than 60 days prior to the redemption date and to include in said notice of redemption a statement that all funds necessary for such redemption have been so deposited in trust and are immediately available, and on the redemption date, notwithstanding that any certificate representing shares of Series A Preferred Stock called for redemption shall not have been surrendered for cancellation, all shares of Series A Preferred Stock with respect to which such deposit shall have been made and which are outstanding on such redemption date shall no longer be deemed to be outstanding and all rights with respect to such shares of Series A Preferred Stock shall forthwith at the Close of Business on such redemption date cease and terminate, except only the right of the holders thereof to receive from such bank or trust company, at any time after the redemption date, the redemption price of such shares so to be redeemed plus accrued and unpaid dividends up to the date fixed for redemption.

            (E) If any shares of Series A Preferred Stock called for redemption are not issued and outstanding as of the date fixed for redemption, the amount set aside or deposited for the redemption thereof shall revert to or be paid over to the Corporation.

            (F) Any shares of Series A Preferred Stock which are redeemed or otherwise purchased or acquired by the Corporation or any subsidiary thereof shall be cancelled. The number of shares of Series A Preferred Stock shall be reduced by the number of shares so cancelled and such cancelled shares shall be restored to the status of authorized but unissued shares of Preferred Stock that are undesignated as to series. For the purposes of this paragraph, a subsidiary means a corporation of which a majority of the capital stock having voting power under ordinary circumstances to elect a majority of the board of directors is owned by (a) the Corporation, (b) the Corporation and one or more of its subsidiaries or (c) one or more of the Corporation's subsidiaries.

            4. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (A) Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number for each share held and, except as otherwise provided herein or by law, the Series A Preferred Stock and the Common Stock (and any other capital stock of the Corporation entitled to vote) shall vote together as a single class.

            (B) Unless the vote of a larger percentage is required by law or the Corporation's Articles of Incorporation, as amended, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be sufficient to take any action as to which a class vote of the holders of the Series A Preferred Stock is required by law or the Corporation's Articles of Incorporation, as amended.

            (C) Whenever, at any time, dividends payable on the Series A Preferred Stock shall be in arrears for such number of dividend payments as shall include not less than 540 calendar days, the holders of all Preferred Stock (including holders of the Series A Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Stock") with dividends in arrears for such number of dividend payments as shall include not less than 540 calendar days, shall have the exclusive right, voting separately as a class, irrespective of series, to elect by a majority of the votes cast two directors of the Corporation, (i) at the Corporation's next annual meeting of shareholders, (ii) at a special meeting held in place thereof, (iii) at a special meeting of the holders of shares of the Voting Preferred Stock called by the Secretary of the Corporation upon the written request of the holders of record of 25% or more of the total number of shares of Voting Preferred Stock then outstanding, to be held within 60 days after delivery of such request, or (iv) by written consent of the holders of a majority of the issued and outstanding shares of Voting Preferred Stock in lieu thereof, and at each meeting of shareholders thereafter at which directors shall be elected until such rights shall terminate as hereinafter provided. The Board of Directors of the Corporation hereby unanimously directs the Secretary of the Corporation to give notice of any special meeting of the shareholders of the Corporation required from time to time by the provisions of this paragraph, in the manner prescribed by the Bylaws of the Corporation. Upon the vesting of such voting right in the holders of the Voting Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the Voting Preferred Stock as hereinabove set forth. The right of the holders of the Voting Preferred Stock, voting separately as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Series A Preferred Stock shall have been paid in full, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of the Voting Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by such Voting Preferred Stock voting as a class shall terminate immediately. If the office of any director elected by the holders of the Voting Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of Voting Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the special voting powers vested in the holders of the Voting Preferred Stock shall have expired, the number of directors shall become such number as may be provided for in the Bylaws, or resolution of the Board of Directors thereunder, irrespective of any increase made pursuant to the provisions of this paragraph 4.

            (D) At any time that any shares of Series A Preferred Stock are outstanding, the Restated Articles of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

            5. PRIORITY IN EVENT OF DISSOLUTION. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation

Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

            (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares (including the Series A Preferred Stock) in proportion to their respective liquidation preferences.

            6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

            7. RANKING. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matter.

            8. FRACTIONAL SHARES. The Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

            9. SINKING FUND. The Series A Preferred Stock shall not be entitled to any mandatory redemption or prepayment (except on liquidation, dissolution or winding up of the affairs of the Corporation) or to the benefit of any sinking fund.

            10. AMOUNT. The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

            11. DEFINITION. If the day upon which any payment is to be made or any other action is to be taken or any event is scheduled to occur pursuant to the terms of these Statement of Resolution is not a business day, the payment shall be made or the other action shall be taken on the next succeeding business day. A "business day" is defined as a day in the City of Houston, County of Harris, Texas, that is not a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

            12. NOTICE. Except as otherwise provided herein, any notice, demand or other communication shall be deemed given and received as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of such notice, demand or other communication as of the date of such inability to deliver or rejection or refusal to accept.

; and further

            RESOLVED, that officers of the Corporation be and hereby authorized and directed to make, execute and file with the Secretary of State of Texas, in accordance with the provisions of Article 2.13 of the Texas Business Corporation Act, a State of Resolution Establishing a Series of Shares with respect to the Series A Preferred Stock, and to do all those acts and things as such officers may deem necessary, appropriate, convenient or desirable, in order to carry into effect the purpose and intent of these resolutions.

                                  ARTICLE III

            The foregoing recitals and resolutions have been duly adopted by all necessary corporate action on the part of the Corporation.

            IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by its President, and attested to by its Secretary, the 11th day of December, 1998.

                                    BENCHMARK ELECTRONICS, INC.


                                    By: _________________________
                                        Name: Donald E.  Nigbor
                                        Title:   President


                                    By: __________________________
                                         Name: Lenora A.  Gurton
                                         Title:   Secretary

                                                                       EXHIBIT B

                          Form of Rights Certificate

Certificate No. R-                                             ________ Rights


NOT EXERCISABLE AFTER DECEMBER 11, 2008 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

                              RIGHTS CERTIFICATE

                          BENCHMARK ELECTRONICS, INC.


            This certifies that _____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 11, 1998 as it may from time to time be supplemented or amended (the "Rights Agreement"), between Benchmark Electronics, Inc., a Texas corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (Houston, Texas time) on December 11, 2008 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series A Cumulative Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of [$___] per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate set forth on the reverse hereof duly executed. The Purchase Price may be paid in cash or by certified check, cashiers or official bank check or bank draft payable to the order of the Company or the Rights Agent. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of December 11, 1998, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

            From and after the occurrence of a Flip-In Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a direct or indirect transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a direct or indirect transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void in the circumstances set forth in the Rights Agreement, and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Flip-In Event.

            As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities or other assets that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

            This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

            As provided in the Rights Agreement, this Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, and with the Certificate in the Form of Assignment on the reverse hereof duly executed, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.01 per Right, payable, at the election of the Company, in cash or shares of Common Stock or such other consideration as the Board of Directors may determine, at any time prior to the earlier of the Close of Business on (a) the tenth day following the Stock Acquisition Date (as defined in the Rights Agreement) (as such time period may be extended or shortened pursuant to the Rights Agreement) and (b) the Expiration Date (as such term is defined in the Rights Agreement) or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $0.10 per share, and/or other equity securities of the Company deemed to have the same value as shares of Common Stock. After the expiration of the redemption period, the Company's right of redemption may be reinstated if (i) an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and (ii) there are no other Acquiring Persons.

            No fractional shares of Preferred Stock are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than, except as set forth above, fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

            No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

            This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of __________________ _____


ATTEST:                             BENCHMARK ELECTRONICS, INC.



____________________________        By ___________________________
Secretary                              Title:

Countersigned:

HARRIS TRUST AND SAVINGS BANK,
as Rights Agent



By ____________________________
     Authorized Signature

                  Form of Reverse Side of Rights Certificate

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED ________________________________________ hereby sells, assigns and transfers unto ___________________________________________________

____________________________________________________________________________
                 (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _________________, 19__


                                          ___________________________________
                                          Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) this Rights Certificate [ ] is [ ] is not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or who is a direct or indirect transferee of an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________, 19__

                                          ___________________________________
                                          Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

                                    NOTICE

            The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                 Rights represented by the Rights Certificate.)

To:   BENCHMARK ELECTRONICS, INC.

            The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security
or other identifying number

__________________________________________________________________________
                        (Please print name and address)

__________________________________________________________________________

            If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


__________________________________________________________________________
                        (Please print name and address)

__________________________________________________________________________

Dated: ____________, 19__

                                          _________________________________
                                          Signature
Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person or who is a direct or indirect transferee of an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________, 19__


                                    _________________________________
                                    Signature


Signature Guaranteed:

Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

            The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C


                          BENCHMARK ELECTRONICS, INC.
                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

            On December 11, 1998, the Board of Directors of Benchmark Electronics, Inc. (the "Company") declared a dividend of one right to purchase preferred stock ("Right") for each outstanding share of the Company's Common Stock, par value $0.10 per share ("Common Stock"), to shareholders of record at the Close of Business on December 21, 1998. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit") of Series A Cumulative Junior Participating Preferred Stock, par value $0.10 per share (the "Preferred Stock"), at a purchase price of [$____] per Unit, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of December 11, 1998 (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent.

            Initially, the Rights will be attached to all certificates representing outstanding shares of Common Stock, and no separate certificates for the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) ten days (or, in connection with a Permitted Offer only, such later date as may be determined by the Company's Board of Directors before the Distribution Date occurs) following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the date of the announcement being the "Stock Acquisition Date"), or (ii) ten business days (or such later date as may be determined by the Company's Board of Directors before the Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates (together with a copy of this Summary of Rights or bearing the notation referred to below) and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after December 21, 1998 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock outstanding (with or without a copy of this Summary of Rights) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

            The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on December 11, 2008, unless earlier redeemed or exchanged by the Company as described below.

            As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the Close of Business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

            In the event (a "Flip-In Event") that a person becomes an Acquiring Person, (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the independent directors of the Company determines to be fair to and otherwise in the best interests of the Company and its shareholders (a "Permitted Offer")) each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

            For example, at an exercise price of [$X] per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase [$2X] worth of Common Stock (or other consideration, as noted above), based upon its then Current Market Price, for [$X]. Assuming that the Common Stock had a Current Market Price of [$1/4X] per share at such time, the holder of each valid Right would be entitled to purchase 8 shares of Common Stock for [$X].

            In the event (a "Flip-Over Event") that, at any time on or after the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than a specified type of merger that follows a Permitted Offer), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company (or in certain cases its controlling person) having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

            The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

            No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units are required to be issued and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

            At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board of Directors may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

            At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

            Prior to the Distribution Date, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company other than the provision establishing the Redemption Price. Thereafter, the provisions of the Rights Agreement (other than the provision establishing the Redemption Price) may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

            A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.